Registration No. 333-_______
                                       As filed with the Securities and Exchange
                                       Commission on February 21, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             Alpena Bancshares, Inc.
             (Exact Name of Registrant as Specified in its Charter)
       Federal                                         38-3567362
(State of Incorporation)                      (IRS Employer Identification No.)

                              100 S. Second Avenue
                             Alpena, Michigan 49707
                    (Address of Principal Executive Offices)


              First Federal Savings and Loan Association of Alpena
                             1996 Stock Option Plan
                       1996 Recognition and Retention Plan
                            (Full Title of the Plans)


                                   Copies to:

          Martin A. Thomson                      Robert B. Pomerenk, Esquire
President and Chief Executive Officer       Luse Lehman Gorman Pomerenk & Schick
       Alpena Bancshares, Inc.                    A Professional Corporation
        100 S. Second Avenue                   5335 Wisconsin Ave., N.W., #400
       Alpena, Michigan  49707                     Washington, D.C.  20015
           (989) 356-9041                              (202) 274-2000

   (Name, Address and Telephone
    Number of Agent for Service)

                               ------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. X
                               ------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

       Title of                                       Proposed               Proposed
      Securities                Amount                Maximum                 Maximum               Amount of
         to be                  to be              Offering Price            Aggregate            Registration
      Registered            Registered (1)           Per Share            Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common Stock, par
value $1.00 per share      24,148 shares (2)          $10.00(4)            $   241,480              $  22.22

Common Stock, par
value $1.00 per share      15,365 shares (3)         $  9.625(4)           $   147,888              $  13.61

Common Stock, par
value $1.00 per share      24,067 shares(5)           $13.25(6)            $   318,888              $  29.34

Common Stock, par
value $1.00 per share      27,600 shares(7)           $13.25(6)            $   365,700              $  33.64

Total:                     91,180 shares                                    $1,073,956              $  98.81
                           =============                                    ==========              ========

--------------
     (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan and the First Federal Savings and Loan
          Association of Alpena 1996 Recognition and Retention Plan as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Alpena Bancshares, Inc. pursuant to 17 C.F.R. ss. 230.416(a).
     (2) Represents the number of shares currently reserved for issuance underlying options that have already been granted pursuant to the 1996 Stock Option Plan with an exercise price of $10.00 per share.
     (3) Represents the number of shares currently reserved for issuance underlying options that have already been granted pursuant to the 1996 Stock Option Plan with an exercise price of $9.625 per share. (4) Determined by the exercise price of the options pursuant to 17 C.F.R.ss.230.457(h)(1).
     (5) Represents the number of shares currently reserved for issuance pursuant to awards available for grant pursuant to the 1996 Stock Option Plan.
     (6) Determined by reference to the last sales price reported on the Over-the-Counter Market on January 23, 2002, pursuant to Rule 457(c).
     (7) Represents the maximum number of shares that have been granted or yet may still be granted pursuant to the 1996 Recognition and Retention Plan.

                              --------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

     Items 1 and 2. Plan  Information  and Registrant  Information  and Employee
                    Plan Annual Information

     This Registration Statement relates to the registration of 91,180 shares of Common Stock of Alpena Bancshares, Inc. (the "Company") reserved for issuance and delivery upon the exercise of options under the 1996 Stock Option Plan and the 1996 Recognition and Retention Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the plans, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission" or "SEC"), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference in this Registration
Statement:

     a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 (Commission File No. 000-31957), filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above; and

     c) The description of the common stock of the Company contained in the Current Report on Form 8-K (Commission File No. 000-31957) originally filed by the Company with the Commission on November 15, 2000, and all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Martin Thomson, President and Chief Executive Officer, Alpena Bancshares, Inc., 100 South Second Avenue, Alpena, Michigan 49707, (989) 356-9041.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Generally, federal regulations define areas for indemnity coverage for federal savings associations and for indemnity coverage for federal MHC subsidiary holding companies, as follows:

               (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the institution shall be indemnified by the institution for:

                           (i) Reasonable costs and expenses, including
                  reasonable attorneys' fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

                           (ii) Any  amount  for which  such  person  becomes
                  liable by reason of any judgment in such action;

                           (iii) Reasonable costs and expenses, including
                  reasonable attorneys' fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

               (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subsection are met:

                           (i) The institution shall make the indemnification
                  provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

                           (ii) The institution shall make the indemnification
                  provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of duty, only if a majority of the directors of the institution determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the institution or its members.

               (c) As used in this paragraph:

                           (i) "Action" means any action, suit or other judicial
                  or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                           (ii) "Court" includes,  without limitation,  any
                  court to which or in which any appeal or any proceeding for review is brought;

                           (iii) "Final Judgment" means a judgment, decree, or
                  order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

                           (iv) "Settlement"  includes the entry of a judgment
                  by consent or by confession or upon a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

     The following exhibits are filed herewith or incorporated by reference into this Registration Statement on Form S-8:

          4.1 First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan.

          4.2 First Federal Savings and Loan Association of Alpena 1996 Recognition and Retention Plan.

          5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

          23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

          23.2 Consent of Plante & Moran, LLP

          24   Power of Attorney

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1994 Incentive Stock Option Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpena, State of Michigan, on this 30th day of January, 2002.

                                 Alpena Bancshares, Inc.

                                 By:      /s/ Martin A. Thomson
                                          --------------------------------------
                                          Martin A. Thomson, President and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned Directors of Alpena Bancshares, Inc. severally constitute and appoint Martin A. Thomson with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Martin A. Thomson may deem necessary or advisable to enable Alpena Bancshares, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan and the First Federal Savings and Loan
Association of Alpena 1996 Recognition and Retention Plan, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Martin A. Thomson shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By: /s/ Martin A. Thomson                By: /s/ James D. Hubinger
    ---------------------------------        -----------------------------------
    Martin A. Thomson, President and         James D. Hubinger, Treasurer/ Chief
    Chief Executive Officer                  Financial Officer
    (Principal Executive Officer)            (Principal Financial and Accounting
                                              Officer)

Date: February 20, 2002                  Date: February 20, 2002


By: /s/ Gary W. Bensinger                By: /s/ Keith D. Wallace
    ----------------------------------       -----------------------------------
    Gary W. Bensinger, Director              Keith D. Wallace, Director

Date: February 20, 2002                  Date: February 20, 2002


By: /s/ James C. Rapin                   By: /s/ Martin A. Thomson
    ----------------------------------       -----------------------------------
    James C. Rapin, Director                 Martin A. Thomson, Director

Date: February 20, 2002                  Date: February 20, 2002


By: /s/ Duane I. Dickey                  By: /s/ Gary C. Vanmassenhove
    ----------------------------------       -----------------------------------
    Duane I. Dickey, Chairman of the         Gary C. Vanmassenhove, Director
    Board

Date: February 20, 2002                  Date: February 20, 2002

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             ------------


          4.1 First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan.

          4.2 First Federal Savings and Loan Association of Alpena 1996 Recognition and Retention Plan.

          5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.
          23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

          23.2 Consent of Plante & Moran, LLP.

          24   Power of Attorney

                                   EXHIBIT 4.1

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                     OF ALPENA and ALPENA BANCSHARES, M.H.C.

                             1996 STOCK OPTION PLAN


1.   Purpose

     The purpose of the First Federal Savings and Loan Association of Alpena and Alpena Bancshares, M.H.C. 1996 Stock Option Plan (the "Plan") is to advance the interests of First Federal Savings and Loan Association of Alpena (the "Bank") and its shareholders by providing Employees and Outside Directors of the Bank and its affiliates, including Alpena Bancshares, M.H.C., the mutual holding company of the Bank (the "Company"), upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability to such positions with the Bank and the Company.

2.   Definitions

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank or the Company, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code.

     "Award" means an Award of Nonstatutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

     "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "Board of Directors" or "Board" means the Board of Directors of the Bank and the Company, as applicable.

     "Change in Control" means:

     (1)(i) A reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or Company is not the resulting entity or the Stock Holding Company is not the resulting entity; (ii) individuals who constitute the Board of Directors of the Bank or the Board of Directors of the Company as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's or Company's stockholders or members, respectively, was approved by the Nominating Committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" of the Bank or the Company as defined by the Home Owners Loan Act, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "HOLA"), or (iv) an acquisition of the Bank's stock requiring submission of notice under the Change in Bank Control Act;

     (2) In the event the Company converts from the mutual form of organization to the stock form of organization in a Conversion Transaction at any time subsequent to the effective date of this Plan, a "Change in Control" shall mean a change in control of the Bank or the Stock Holding Company of a nature that:
(i) would be required to be reported in response to Item 1a of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Stock Holding Company within the meaning of the Bank Holding Company Act ("BHCA"); or (iii) without limitation, results in (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in

Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Holding Company representing 25% or more of the Bank's or Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors, except for any securities purchased by the Bank's or the Stock Holding Company's employee stock benefit plans; or (b) the Incumbent Board ceasing for any reason to constitute at least a majority of the Board of Directors of the Bank or Stock Holding Company; or (c) results in a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Stock Holding Company or similar transaction.

     Notwithstanding anything to the contrary herein, the conversion of the Company to stock form, on a stand-alone basis, shall not be a Change in Control.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Stock Benefits Committee (or the equivalent) of the Board of Directors consisting of at least three Outside Directors of the Bank or the Company, and all of whom are and must be "disinterested directors" as that term is defined under Rule 16b-3 under the Exchange Act.

     "Common Stock" means the common stock of the Bank, par value $1.00 per share.

     "Company" means Alpena Bancshares, M.H.C.

     "Continuous Service" means employment as an Employee or service as an Outside Director without any interruption or termination of such employment or service. In the case of an Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor. For purposes of determining Continuous Service, an Outside Director who terminates service on the Board but who continues to serve the Bank or Company as a Director Emeritus will not be deemed to have an interruption or termination of service under the Plan.

     "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion with an unrelated entity, as contemplated by regulations of the Office of Thrift Supervision ("OTS") or any successor thereof.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board of Directors.

     "Director Emeritus" means a former Director who, in recognition of his or her past contributions, has been titled as a director emeritus.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such Employee's lifetime.

     "Effective Date" means the date the Plan is ratified by the Board, following the approval of stockholders.

     "Employee" means any person who is currently employed by the Bank or the Company or an Affiliate, including officers.

     "Fair Market Value" means, with respect to the Common Stock, the mean between the bid and asked price for such Common Stock on the date the Option is granted or, if there be no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no bid and asked price is available, then the price per share shall be determined by the Committee, using a reasonable valuation method consistent with the Code and Treasury Regulations.

     "Incentive Stock Option" means an Option granted by the Committee to an Employee Participant, which Option is designated as an Incentive Stock Option pursuant to Section 8.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Nonstatutory Stock Option" means an Option granted by the Committee to (i) an Outside Director or (ii) to any other Participant and such option is either
(A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

     "Normal Retirement" means, for an Employee, retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. For an Outside Director, Normal Retirement means retirement from service on the Board.

     "Offering" means the initial public offering of the Common Stock of the Bank.

     "Option" means an Award granted under Section 7 or Section 8.

     "Outside Director" means a Director who is not also an Employee.

     "Participant" means an Outside Director or an Employee chosen by the Committee to participate in the Plan.

     "Reorganization" means the reorganization of First Federal Savings and Loan Association of Alpena as a mutual holding company and the establishment of the Bank as its majority-owned subsidiary.

     "Stock Holding Company" means the holding company resulting from a stock conversion of the Company in a Conversion Transaction.

     "Termination for Cause" means the termination of employment or service caused by the individual's personal dishonesty, incompetence, willful misconduct, any breach of a fiduciary duty involving personal profit or intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or a material breach of a material provision hereof. In the case of an Outside Director, Termination for Cause means a removal for cause pursuant to the Bank's Bylaws.

3.   Administration

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     The Awards of Nonstatutory Options to Outside Directors under Section 7 are intended to comply with Rule 16b-3 under the Exchange Act. Notwithstanding any term to the contrary appearing herein, unless permitted by Rule 16b-3(c)(2)(ii), neither the Committee nor the Board of Directors shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards under Section 7 to designated directors or categories of directors, which terms shall be set forth herein. To the extent any provision of the Plan or action by Plan administrators fails to comply with this Section 3, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

4.   Types of Awards

     Awards under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-Statutory Stock Options; and (c) Limited Rights.

5.   Stock Subject to the Plan

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is ten percent (10%) of the shares of Common Stock of the Bank sold in connection with the Offering (or 69,000 shares). The maximum number of shares reserved for issuance to Employees is 44,852 shares or 2.79% of the shares of Common Stock issued in connection with the Offering. The maximum number of shares reserved for issuance to Outside Directors is 24,148 shares or 1.50% of the shares of Common Stock issued in connection with the Offering.

     The shares of Common Stock represented by such options may be either authorized-but-unissued shares or shares previously issued and reacquired by the Bank or the Company. The Company may use dividends received from the Bank to fund the purchase of shares necessary to satisfy the exercise of stock options. To the extent that options together with any related rights and Limited Rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights, without having been exercised for cash, new Awards may be made with respect to shares underlying such options.

6.   Eligibility

     Employees shall be eligible to receive Incentive Stock Options, Nonstatutory Stock Options and/or Limited Rights under the Plan. Outside Directors shall not be eligible to receive Incentive Stock Options under the Plan. Outside Directors shall be eligible to receive only Nonstatutory Stock Options and Limited Rights.

7.   Nonstatutory Stock Options

     7.1      Grant of Nonstatutory Stock Options

     (a) Grants to Outside Directors. Each Outside Director who is serving in such capacity on the effective date of the Plan (the "Effective Date"), shall be granted Options to purchase 6,037 shares of Common Stock of the Bank, subject to adjustment pursuant to Section 14. Each person who becomes an Outside Director subsequent to the Effective Date, shall be granted Nonstatutory Stock Options to purchase 6,037 shares of the Common Stock, subject to adjustment pursuant to
Section 14, to the extent shares remain available under the Plan. Nonstatutory Stock Options granted under the Plan are subject to the terms and conditions set forth in this Section 7.

     (b) Grants to Employees. The Committee may, from time to time, grant Nonstatutory Stock Options to Employees and, upon such terms and conditions as the Committee may determine, grant Nonstatutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Nonstatutory Stock Options granted under the Plan are subject to the terms and conditions set forth in this Section 7.

     (c) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant. The maximum number of shares subject to a Nonstatutory Option that may be awarded under the Plan to any Employee shall be 17,250.

     (d) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the Option is granted. Except as provided below, such purchase price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable upon the exercise of each Nonstatutory Stock Option granted in exchange for and upon surrender of previously granted Awards shall be not less than 85% of the Fair Market Value of the Common Stock on the date the Option is granted, but in no event may the purchase price of any Nonstatutory Stock Option be less than the par value of the Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares.

     (e) Manner of Exercise. Nonstatutory Stock Options awarded to Outside Directors shall vest in a Participant at the rate of twenty percent (20%) per year commencing from the date of grant. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Bank at the Fair Market Value of such shares determined on the exercise date.

     (f) Terms of Options. The term during which each Nonstatutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Nonstatutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. The Nonstatutory Options awarded to Employees shall be exercisable in installments, as determined by the Committee. The Committee shall determine the date on which each installment shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee, in its sole discretion, may accelerate the time at which any Nonstatutory Stock Option awarded to Employees may be exercised in whole or in part, provided that the Committee may not accelerate the time at which a Nonstatutory Stock Option may be exercised due to retirement of such Employee. Notwithstanding the above, in the event of a Change in Control, all Nonstatutory Stock Options shall become immediately exercisable.

     (g) Termination of Employment or Service. Upon the termination of an Employee's employment or upon termination of an Outside Director's service for any reason other than Normal Retirement, Disability, death, or Termination for Cause, the Employee's or Outside Director's Nonstatutory Stock Options shall be exercisable only as to those shares that were immediately purchasable by the Employee or Outside Directors at the date of termination and only for a period of one year following termination. In the event of Termination for Cause, all rights under the Nonstatutory Stock Options shall expire upon termination. In the event of the Normal Retirement, death or Disability of any Employee or Outside Director, all Nonstatutory Stock Options held by such Employee or Outside Director, whether or not exercisable at such time, shall be exercisable by such person or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment or service, as applicable, due to Disability or Normal Retirement, provided that in no event shall the period extend beyond the expiration of the Nonstatutory Stock Option term. Notwithstanding the above, all Nonstatutory Stock Options held by a Participant whose employment as an Employee or service as an Outside Director terminates following a Change in Control shall be deemed earned as of the last day of employment or service with the Bank or an Affiliate and shall be exercisable for one year following such termination of employment or service.

8.   Incentive Stock Options

     8.1      Grant of Incentive Stock Options

     The Committee, from time to time, may grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant.

     (b) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. However, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates by reason of the ownership of such classes of common stock directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of exercise of the Incentive Stock Option.

     (c) Manner of Exercise. Incentive Stock Options granted under the Stock Option Plan shall vest in a Participant at the rate or rates determined by the Committee. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief
Executive Officer of the Bank, provided, however, that no Options shall be exercisable prior to approval of the Plan by stockholders. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the Fair Market Value of such shares shall be determined as of the date of such exercise of the Incentive Stock Option.

     (d) Amount of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Employee shall be 17,250. In granting Incentive Stock Options, the Committee shall consider the position and responsibilities of the Employee, the length and value of his or her service to the Bank, the Company, or the Affiliate, the compensation paid to the Employee and the Committee's evaluation of the performance of the Bank, the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (e) Term of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Bank or its Affiliates (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him or her shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Employee to which it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee, in its sole discretion, may accelerate the time at which any Incentive Stock Option may be exercised in whole or in part; provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control, all Incentive Stock Options shall become immediately exercisable unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the date of grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Nonstatutory Stock Options.

     (f) Termination of Employment. Upon the termination of an Employee's employment for any reason other than Normal Retirement, Disability, Change in Control, death, or Termination for Cause, his or her Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by him at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under his or her Incentive Stock Options shall expire upon termination.

     In the event of termination of an Employee's employment due to a Change in Control, Normal Retirement, death or Disability, all Incentive Stock Options held by such Employee, whether or not exercisable at such time, shall be exercisable by such Employee (or in the event of his death, his legal representative or beneficiary) for one year following the date of his cessation of employment; provided, however, that, to the extent prohibited by law, such Options shall not be eligible for treatment as Incentive Stock Options in the event such Options are exercised more than three months following the Employee's cessation of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (g) Compliance with Code. The Options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Bank makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code and such failure is not or cannot be cured, such Option shall be a Nonstatutory Stock Option.

9.   Limited Rights

     9.1      Grant of Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Employee or Outside Director with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Bank an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change of Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Bank, or in the event of a merger transaction, for shares of the acquiring corporation, or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.  Surrender of Option

     In the event of a Participant's termination of employment or termination of service as a result of death or Disability, the Participant (or his personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or service and the exercise price per share of the Option on the Date of Grant. Whether the Bank accepts such application or determines to make payment, in whole or part, is within its sole discretion, it being expressly understood that the Bank is under no obligation to any Participant to make such payments. In the event that the Bank accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

11.  Rights of a Shareholder; Non-transferability

     A Participant shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its Affiliates or to continue to perform services for the Bank or its Affiliates or interferes in any way with the right of the Bank or its Affiliates to terminate his or her services as an Employee or Director at any time.

     No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his or her lifetime by the Participant, or by a guardian or legal representative of the Participant.

12.  Agreement with Participants

     Each Award of Options, and/or Limited Rights shall be evidenced by a written agreement, executed by the Participant and the Bank or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

13.  Designation of Beneficiary

     A Participant, with the consent of the Committee, may designate a person or persons to receive, in the event of death, any Option or Limited Rights Award to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

14.  Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, pro-rata return of capital to all shareholders, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

          (a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

          (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

          (c) subject to Section 8.1(b), adjustments in the purchase price of outstanding Incentive and/or Nonstatutory Stock Options, or any Limited Rights attached to such options.

     No such adjustments, however, may change materially the value of benefits available to a Participant under a previously granted Award.

15.  Limitations upon Exercise of Options

     Notwithstanding any other provision of the Plan, so long as the Company remains in the mutual form of organization and so long as any applicable statute or regulation requires the Company to own at least a majority of the outstanding shares of Common Stock, an Option granted under the Plan may not be exercised if the exercise of such an Option would result in the Company owning less than a majority of the Common Stock. Nothing herein shall preclude the Bank from issuing additional authorized but unissued shares of Common Stock to the Company to allow for the exercise of options that would otherwise have resulted in the Company owning less than a majority of the Common Stock.

16.  Treatment of Options in the Event of a Conversion Transaction

     In the event that the Company converts to stock form in a Conversion Transaction, any Options outstanding shall, at the option of the holder, (i) be convertible into Options for common stock of the Stock Holding Company, or (ii) if vested, be exercised by the holder prior to the effective date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock received upon such exercise for shares of common stock of the Stock Holding Company. If for any reason such options are not to be converted or such shares are not exchanged, the holders of Options under the Plan shall receive cash payment for the shares of Common Stock represented by the Options in an amount equal to the Fair Market Value of the underlying Options or the initial offering price of the common stock of the Stock Holding Company for which the Common Stock underlying the Option would otherwise be exchanged, less the original exercise price of such Options and, with respect to Options that have been exercised, the Stock Holding Company shall redeem such shares for cash in the same manner as such redemption would occur for other minority stockholders of the Bank. Any exchange, conversion of Options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

17.  Withholding

     There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

18.  Amendment of the Plan

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares of Common Stock represented in person or by proxy at an annual or special meeting of the Bank shall be required for any such modification or amendment that:

               (a)  increases the maximum number of shares for which Options may
                    be  granted  under  the  Plan  (subject,   however,  to  the
                    provisions of Section 14);

               (b) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Sections 7, 8, and 14;

               (c) extends the period during which Options may be granted or exercised beyond the times originally prescribed (subject, however, to the provisions of Sections 7 and 8; or

               (d)  changes the persons eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section 18 by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of the Plan will remain in full force and effect.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

19.  Approval by Stockholders

     The Plan shall be approved by stockholders of the Bank. No Options shall be granted pursuant to the Plan prior to such stockholder approval.

20.  Effective Date of Plan

     The Plan shall become effective upon the date adopted by the Board of Directors, following the approval of stockholders.

21.  Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date or the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time; provided that no such action will, without the consent of a Participant, affect adversely his rights under a previously granted Award.

22.  Applicable Law

     The Plan will be administered in accordance with federal law and the laws of the State of Michigan.

Adopted February 27, 1996

ATTEST:                                FIRST FEDERAL SAVINGS AND LOAN
                                       ASSOCIATION OF ALPENA



/s/ Robert H. Nowicki                  By: /s/ Duane I. Dickey
---------------------------------          -------------------------------
Robert H. Nowicki                          Duane I. Dickey
Corporate Secretary                        President and Chief Executive Officer




                                       ALPENA BANCSHARES, M.H.C.



/s/ Robert H. Nowicki                  By: /s/ Duane I. Dickey
---------------------------------          -------------------------------
Robert H. Nowicki                          Duane I. Dickey
Corporate Secretary                        President and Chief Executive Officer


April 17, 1996
---------------------------------
Date Approved by Stockholders

                                   EXHIBIT 4.2

                         FIRST FEDERAL SAVINGS AND LOAN
                            ASSOCIATION OF ALPENA and
                            ALPENA BANCSHARES, M.H.C.

                       1996 RECOGNITION AND RETENTION PLAN


1.   Establishment of the Plan

     First Federal Savings and Loan Association of Alpena (the "Bank") and Alpena Bancshares, M.H.C. (the "Company") hereby establish the 1996 Recognition and Retention Plan (the "Plan") upon the terms and conditions hereinafter stated in the Plan.

2.   Purpose of the Plan

     The purpose of the Plan is to retain Employees and Outside Directors of experience and ability by providing such persons with a proprietary interest in the Bank as compensation for their contributions to the Bank and the Company and their Affiliates and as an incentive to make such contributions and to promote the Bank's growth and profitability in the future.

3.   Definitions

     The following words and phrases when used in the Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank or the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" means the grant of Restricted Stock, as provided in the Plan.

     "Bank" means First Federal Savings and Loan Association of Alpena.

     "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the Board of Directors of the Bank and the Company, as applicable.

     "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Bank or an Affiliate.

     "Change in Control" means:

     (1)(i) A reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or Company is not the resulting entity or the Stock Holding Company is not the resulting entity; (ii) individuals who constitute the Board of Directors of the Bank or the Board of Directors of the Company as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's or Company's stockholders or members, respectively, was approved by the Nominating Committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" of the Bank or the Company as defined by the Home Owners Loan Act, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "HOLA"), or (iv) an acquisition of the Bank's stock requiring submission of notice under the Change in Bank Control Act;

     (2) In the event the Company converts from the mutual form of organization to the stock form of organization in a Conversion Transaction at any time subsequent to the effective date of the Plan, a "Change in Control" shall mean a change in control of the Bank or the Stock Holding Company of a nature that: (i) would be required to be reported in response to Item 1a of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Stock Holding Company within the meaning of the Bank Holding Company Act ("BHCA"); or (iii) without limitation, results in
(a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Holding Company representing 25% or more of the Bank's or Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors, except for any securities purchased by the Bank's or the Stock Holding Company's employee stock benefit plans; or (b) the Incumbent Board ceasing for any reason to constitute at least a majority of the Board of
Directors of the Bank or Stock Holding Company; or (c) results in a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Stock Holding Company or similar transaction.

     Notwithstanding anything to the contrary herein, the conversion of the Company to stock form, on a stand-alone basis, shall not be a Change in Control.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Stock Benefits Committee of the Board appointed by the Bank which shall consist of at least three Outside Directors of the Bank or the Company, all of whom are and must be "disinterested directors," as that term is defined under Rule 16b-3 of the Securities Exchange Act of 1934.

     "Common Stock" means shares of the common stock of the Bank, par value of $1.00 per share.

     "Company" means Alpena Bancshares, M.H.C.

     "Continuous Service" means employment as an Employee or service as an Outside Director without any interruption or termination of such employment or service. In the case of an Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor. For purposes of determining Continuous Service, an Outside Director who terminates service on the Board but who continues to serve the Bank or Company as a Director Emeritus will not be deemed to have an interruption or termination of service under the Plan.

     "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion, as provided by regulations of the OTS.

     "Director" means a member of the Board of Directors.

     "Director Emeritus" means a former Director, who in recognition of his or her past contributions, has been titled as a director emeritus.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such Employee's lifetime.

     "Effective Date" means the date the Plan is ratified by the Board, following the approval of stockholders.

     "Employee" means any person who is currently employed by the Bank, the Company or an Affiliate, including officers.

     "Escrow Agent" means the person designated by the Board or the Committee to hold the Restricted Stock as agent for the parties until the lapse of the restrictions imposed by Section 6.1.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Normal Retirement" means, for an Employee, retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. For an Outside Director, Normal Retirement means retirement from service on the Board.

     "Offering" means the initial public offering of the Common Stock of the Bank.

     "OTS" means the Office of Thrift Supervision, or any successor thereto.

     "Outside Director" means a Director who is not also an Employee.

     "Recipient" means an Employee or Director who receives an Award under the Plan.

     "Reorganization" means the reorganization of First Federal Savings and Loan Association of Alpena as a mutual holding company and the establishment of the Bank as its majority-owned subsidiary.

     "Restricted Period" means the period of time selected by the Board or the Committee, as applicable, for the purpose of determining when restrictions are in effect under Section 6 with respect to Restricted Stock.

     "Restricted Stock" means shares that have been awarded under the Plan to a Recipient subject to the restrictions referred to in Section 6, so long as such restrictions are in effect.

     "Stock Holding Company" means the holding company resulting from a stock conversion of the Company in a Conversion Transaction.

4.   Administration of the Plan

     4.1 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other sections of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

     4.2 Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other sections of the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that the Board may not revoke any Award except in the case of revocation for Cause or, with respect to unearned Awards, in the event a Recipient of an Award voluntarily terminates employment with the Bank prior to Normal Retirement.

     4.3 Plan Administration Restrictions. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding any term to the contrary appearing herein, unless permitted by Rule 16b-3(c)(2)(ii), subsequent to the establishment of the Plan, neither the Committee nor the Board shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards to Outside Directors, which terms shall be set forth in the Plan. To the extent any provision of the Plan or action by the Committee or Board fails to comply with this Section 4.3, such provision or action shall, to the extent permitted by law and deemed advisable by the Board, be deemed null and void.

     4.4 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank, the Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.   Eligibility; Awards

     5.1 Eligibility. Employees and Outside Directors are eligible to receive Awards.

     5.2 Awards to Employees. The Committee may determine which of the Employees referenced in Section 5.1 will be granted Awards and the number of shares covered by each Award; provided, however, that in no event shall any Awards be made that will violate the Plan, the Charter, Bylaws or Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan of the Bank or any applicable federal or state law or regulation. Shares of Restricted Stock that are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under the Plan. The total number of shares that will be awarded or reserved for Employees under the Plan shall be 17,940 shares.

     In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Employees referenced in Section
5.1 will be granted additional Awards to be awarded from forfeited Restricted Stock. In selecting those Employees to whom Awards will be granted and the amount of Restricted Stock covered by such Awards, the Committee shall consider the position and responsibilities of the Employees, the length and value of their services to the Bank and its Affiliates, the compensation paid to the Employees and any other factors the Committee may deem relevant, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank, the Company and its Affiliates. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

     Subject to Sections 6.3 and 6.4, no Restricted Stock shall be earned unless the Employee maintains Continuous Service until the restrictions lapse.

     5.3 Awards to Outside Directors. Each Outside Director serving on the Board of the Bank or the Company on the Effective Date shall be issued an Award equal to 2,415 shares of Restricted Stock. The total number of shares that will be awarded or reserved for Outside Directors under the Plan shall be 9,660 shares.

     Any person who becomes an Outside Director subsequent to the date of approval of the Plan by stockholders shall receive an Award of Restricted Stock equal to 2,415 shares, subject to availability.

     No Restricted Stock shall be earned by an Outside Director unless the Outside Director maintains Continuous Service until the restrictions lapse.

     5.4 Manner of Award. As promptly as practicable after a determination is made pursuant to Sections 5.2 and 5.3 that an Award has been granted, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Bank a restricted stock agreement setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock (the "Restricted Stock Agreement"), together with a stock power endorsed in blank. Thereafter, the

Recipient's Restricted Stock and stock power shall be deposited with the Escrow Agent specified by the Bank, who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate representing an Award under the Plan shall be registered in the name of the Recipient.

     5.5 Treatment of Forfeited Shares. In the event shares of Restricted Stock are forfeited by a Recipient hereunder, such shares shall be returned to the Bank and shall be held and accounted for and re-awarded pursuant to the terms of the Plan.

6.   Terms and Conditions of Restricted Stock

     The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Stock to Employees and, in addition to the terms and conditions contained in this Section 6, to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

     6.1 General Rules. Restricted Stock shall be earned by an Employee at the rate determined by the Committee at the time of grant of the Award; provided, however, that no shares shall be earned for any year in which the Bank is not meeting all of its fully phased-in capital requirements. Awards granted to Outside Directors shall be earned by an Outside Director at the rate of twenty percent (20%) of the aggregate number of shares covered by the Award per year commencing one year from the date of grant. Subject to any such other terms and conditions as the Committee shall provide with respect to awards to Employees, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to Awards issued to Employees, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

     6.2 Continuous Service; Forfeiture. Except as provided in Sections 6.3 and 6.4, if an Employee or Outside Director ceases to maintain Continuous Service for any reason, unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Employee or Outside Director and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6.1 shall upon such termination of Continuous Service be forfeited.

     6.3 Exception for Termination Due to Death, Disability or Normal Retirement. Notwithstanding the general rules contained in Sections 6.1 and 6.2, Restricted Stock awarded to a Recipient whose employment or service terminates due to death, Disability, or Normal Retirement that has not theretofore been earned, shall be deemed earned as of the Recipient's last day of employment or service.

     6.4 Exception for Terminations after a Change in Control. Notwithstanding the general rules contained in Sections 6.1 and 6.2, all Restricted Stock held by a Recipient whose employment or service terminates following a Change in Control shall be deemed earned as of the Recipient's last day of employment or service.

     6.5 Revocation for Cause. Notwithstanding anything herein to the contrary, if a Recipient is terminated for cause or has engaged in conduct that would justify termination for cause, the Board may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, previously awarded under the Plan, whether or not yet earned, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient.

     6.6 Restricted Stock Legend. Each certificate representing an Award under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent and shall bear the following (or a similar) legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the First Federal Savings and Loan Association of Alpena and Alpena Bancshares, M.H.C. 1996

               Recognition and Retention Plan. Copies of such Plan are on file in the offices of the Secretary of First Federal Savings and Loan Association of Alpena, 100 South Second Avenue, Alpena, Michigan 49707."

     6.7 Payment of Dividends and Return of Capital. After an Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends or stock dividends paid with respect to such shares, or shall share in any pro-rata return of capital to all shareholders with respect to the Common Stock. Unless the Recipient has made an election under Section 83(b) of the Code, cash dividends or other amounts so paid on shares that have not yet been earned by the Recipient shall be treated as compensation income (or, in the case of an Outside Director, self-employment income) to the Recipient when paid.

     6.8 Voting of Restricted Shares. After an Award has been granted, the Recipient as owner of such shares shall have the right to vote such shares.

     6.9 Delivery of Earned Shares. At the expiration of the restrictions imposed by Section 6.1, the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6.3 applies in the case of a deceased Recipient, to his Beneficiary), the certificate(s) deposited with it and the shares represented by such certificate(s) shall be free of the restrictions imposed by Section 6.1.

7.   Adjustments upon Changes in Capitalization

     In the event of any change in the outstanding shares subsequent to the Effective Date by reason of any reorganization (other than the Reorganization), recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Bank, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Escrow Agent in the manner provided in Section 6.6.

8.   Assignments and Transfers

     No Award nor any right or interest of a Recipient in any instrument evidencing any Award may be assigned, encumbered or transferred except, in the event of the death of a Recipient, by will or the laws of descent and distribution.

9.   Employee Rights Under the Plan

     No Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Bank or an Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Bank or an Affiliate.

10.  Withholding Tax

     Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at such earlier time, if any, that an election is made by the Employee under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Bank or its Affiliate, as applicable, shall have the right to require the Employee or other person receiving such shares to pay the Bank or Affiliate the amount of any taxes that the Bank or Affiliate is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Bank or Affiliate shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Bank or Affiliate is required to withhold with respect to such dividend payments.

11.  Treatment of Restricted Stock in the Event of Conversion Transaction

     In the event that the Company converts to stock form in a Conversion Transaction, any Restricted Stock shall be exchanged into shares of Common Stock of the Stock Holding Company, provided, however, that if for any reason such shares are not to be exchanged, the Stock Holding Company shall, simultaneously with the closing of the Conversion Transaction, purchase Restricted Stock for cash equal to the fair market value of such Restricted Stock or Shares. Any exchange of shares or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate Regulatory authorities.

12.  Amendment or Termination

     The Board of the Bank or the Company may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 6) no amendment shall be made without approval of the stockholders of the Bank that shall (i) materially increase the aggregate number of shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of shares that may be subject to Awards to Recipients who are not Employees, or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan.

13.  Governing Law

     The Plan shall be governed by the laws of the State of Michigan.

14.  Term of Plan

     The Plan shall become effective upon its ratification by the Board of the Bank and the Company, following the approval of the Plan by stockholders. It shall continue in effect until the earlier of (i) fifteen years from the Effective Date, unless sooner terminated under Section 12, or (ii) the date upon which all shares of Common Stock available for award hereunder have vested in the Recipients of such Awards.

     IN WITNESS WHEREOF, the Bank and the Company have caused this Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 27th day of February, 1996.

ATTEST:                                    FIRST FEDERAL SAVINGS AND LOAN
                                           ASSOCIATION OF ALPENA


/s/ Robert H. Nowicki                  By: /s/ Duane I. Dickey
------------------------------------       -------------------------------------
Robert H. Nowicki                          Duane I. Dickey
Corporate Secretary                        President and Chief Executive Officer

                                           ALPENA BANCSHARES, M.H.C.



/s/ Robert H. Nowicki                  By: /s/ Duane I. Dickey
------------------------------------       -------------------------------------
Robert H. Nowicki                          Duane I. Dickey
Corporate Secretary                        President and Chief Executive Officer


April 17, 1996
------------------------------------
Date Approved by Stockholders

                                    EXHIBIT 5

                                                                  (202) 274-2000

February 20, 2002

Board of Directors
Alpena Bancshares, Inc.
100 S. Second Avenue
Alpena, Michigan 49707

                  Re:      Alpena Bancshares, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Alpena Bancshares, Inc. (the "Company") common stock, par value $1.00 per share (the "Common Stock"), pursuant to the First Federal Savings and Loan Association 1996 Stock Option Plan and First Federal Savings and Loan Association of Alpena 1996 Recognition and Retention Plan (the "Plans"). We have reviewed the Company's Federal Stock Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when issued pursuant to the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                        Very truly yours,


                                        /s/ Luse Lehman Gorman Pomerenk & Schick
                                        ----------------------------------------
                                        LUSE LEHMAN GORMAN POMERENK &
                                        SCHICK
                                        A Professional Corporation

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                                  EXHIBIT 23.2


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                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Alpena Bancshares, Inc.


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, relating to the consolidated financial statements of Alpena Bancshares, Inc. and Subsidiaries, as of December 31, 2000, which appear in the December 31, 2000 Annual Report on Form 10-KSB of Alpena Bancshares, Inc.

/s/ Plante & Moran, LLP

Plante & Moran, LLP
Auburn Hills, Michigan
February 20, 2002